As filed with the Securities and Exchange Commission on August 24, 1998
                                              Registration No. 333-_______
==========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                           ------------------------
                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------

                                NOVELL, INC.
           (Exact name of registrant as specified in its charter)

          Delaware                                        87-0393339
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                   Identification Number)

                             122 East 1700 South
                                Provo, UT 84606
                        (Address, including zip code, of
                    Registrant's principal executive offices)

            NOVELL, INC. 1997 NON-STATUTORY STOCK OPTION PLAN
                        (Full Title of the Plan)

                            David R. Bradford, Esq.
                       Senior Vice President, General
                        Counsel and Corporate Secretary
                                 NOVELL, INC.
                         1555 North Technology Way
                                Orem, UT 84057
                                (801) 222-6000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                      ------------------------------------------
                                  COPIES TO:
                             Aaron J. Alter, Esq.
                         WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation
                                650 Page Mill Road
                           Palo Alto, California 94304
                                (650)-493-9300

===========================================================================



                       CALCULATION OF REGISTRATION FEE
============================================================================
                                      Proposed
                                      Maximum   Proposed Maximum
      Title of           Amount       Offering      Aggregate     Amount of
   Securities to          To Be        Price     Offering Price  Registration
    Be Registered      Registered    Per Share         (1)           Fee
-----------------------------------------------------------------------------

Common Stock
(par value $0.10 per share)

 -  To be issued upon
    exercise of options
    granted under the
    Novell, Inc. 1997
    Non-Statutory Stock
    Option Plan         1,250,000      $8.562500      $10,703,125  $3,157.42

============================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the exercise price of outstanding options as permitted under paragraph (h) of Rule 457 (weighted average exercise price of $8.5625 per share).





















                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.
                     ----------------------------------------

  There are hereby incorporated by reference into this Registration  Statement the followng documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 3, 1985, and the description of the Registrant's Preferred Shares Rights Plan and the Series A Junior Participating Preferred Shares issuable thereunder contained in the Registration Statement on Form 8-A dated December 12, 1988, filed pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

2. The Registrant's Annual Report on Form 10-K for the year ended October 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1998 and April 30, 1998, filed pursuant to Section 13 of the Exchange Act.

  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.              Description of Securities.
                     --------------------------

    Not applicable.

Item 5.               Interests of Named Experts and Counsel.
                      ---------------------------------------

  Counsel for the Registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Registrant's 1997 Non-Statutory Stock Option Plan, be legally and validly issued, fully paid and nonassessable. Larry W. Sonsini, a member of such law firm, is a director of the registrant and owns 6,600 shares of Registrant's Common Stock plus options to purchase an additional 125,000 shares of Registrant's Common Stock.


Item 6.              Indemnification of Directors and Officers.
                     ------------------------------------------
  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of a director of the Registrant to the Registrant and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. Article VII of the Bylaws of the Registrant provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Registrant, as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

  In addition, the Registrant has entered into contractual agreements with certain directors and officers of the Registrant designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.              Exemption from Registration Claimed.
                     ------------------------------------

    Not applicable.


Item 8.              Exhibits.
                     ---------

Number                       Document
----------        -----------------------------------

 4.1 Novell, Inc. 1997 Non-Statutory Stock Option Plan, together with Stock Option Agreement and Exercise Notice.

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional corporation, as to the legality of the securities being registered.

23.1       Consent of Independent Auditors (Ernst & Young LLP) (see page II-
           7).

23.3       Consent of Counsel (contained in Exhibit 5.1).
24.1       Power of Attorney (see page II-6).

Item 9.               Undertakings.
                      -------------
    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6

hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on August 18, 1998.

                                 NOVELL, INC.

                                 By:    /s/ Eric E. Schmidt
                                        ---------------------------
                                        Eric E. Schmidt
                                        Chairman of the Board, President,
                                        Chief Executive Officer and Director

























                             POWER OF ATTORNEY
  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric E. Schmidt and David R. Bradford, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, hereby ratifying and confirming all that each of said  attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
           Signature         Title                         Date
-----------------------  ------------------------------  ---------------

/s/ Eric E. Schmidt      Chairman of the Board, President,  August 18, 1998
-----------------------  President, Chief Executive Officer
Eric E. Schmidt          and Director (Principal Executive Officer)

/s/ Dennis R. Raney      Senior Vice President and Chief     August 18, 1998
-----------------------  Financial Officer (Principal
Dennis R. Raney          Financial Officer and Principal
                         Accounting Officer)

                         Vice Chairman of the Board          August 18, 1998
-----------------------  and Director
John A. Young

/s/ Elaine R. Bond        Director                           August 18, 1998
------------------------
Elaine R. Bond

/s/ Hans-Werner Hector    Director                           August 18, 1998
------------------------
Hans-Werner Hector

/s/ Reed E. Hundt         Director                           August 18, 1998

-------------------------
Reed E. Hundt

/s/ William N. Joy        Director                            August 18, 1998
-------------------------
William N. Joy

/s/ Jack L. Messman       Director                            August 18, 1998
-------------------------
Jack L. Messman

                           Director                           August 18, 1998
-------------------------
Larry W. Sonsini


                              INDEX TO EXHIBITS

Exhibit
Number                                Description
---------   ------------------------------------------------------------

 4.1 Novell, Inc. 1997 Non-Statutory Stock Option Plan,together with Stock Option Agreement and Exercise Notice.

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.

23.1       Consent of Independent Auditors (Ernst & Young LLP)
           (see page II- 7).

23.3       Consent of Counsel (contained in Exhibit 5.1).

24.1       Power of Attorney (see page II-6).


                                                              Exhibit 4.1
                            NOVELL, INC.
                 1997 NON-STATUTORY STOCK OPTION PLAN


 1. Purposes of the Plan. The purposes of this Non-Statutory Stock Option Plan is to promote the success of the Company's business by providing for the grant of an option to the Chief Executive Officer of the Company as inducement essential to his entering into an employment agreement with the Company.

  The Option granted under the Plan will be a Non-statutory Stock Option.

 2.  Definitions.  As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any jurisdiction where an Option is granted under the Plan.

    (c)  "Board" means the Board of Directors of the Company.

    (d)  "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (f)  "Common Stock" means the Common Stock of the Company.

     (g)  "Company" means Novell, Inc., a Delaware corporation.

     (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

     (i)  "Director" means a member of the Board.

     (j)  "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

      (k) "Employee" means any person, including Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between
the Company, its Parent,  any Subsidiary, or any successor.   Neither service
as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.


     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq
Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
    (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.
    (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (p) "Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (q) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (r) "Option Exchange Program" means a program whereby an outstanding option is surrendered in exchange for an option with a lower exercise price.

    (s)  "Optioned Stock" means the Common Stock subject to an Option.

    (t) "Optionee" means the holder of an outstanding Option granted under the Plan.

    (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (v)    "Plan" means this 1997 Non-Statutory Stock Option Plan.

     (w) "Service Provider" means an Employee including an Officer, Consultant or Director.


     (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

     (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

 3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,250,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

 4.  Administration of the Plan.
     (a) The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i)  to determine the Fair Market Value of the Common Stock;

          (ii) to determine whether and to what extent Options are granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

           (iv)  to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

           (vii)  to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;


            (ix) to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or previously granted by the Administrator;

            (xi) to determine the terms and restrictions applicable to Options;

           (xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

 5.  Eligibility.  Options may be granted to Service Providers.

 6. Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

 7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

 8. Term of Option. The term of each Option shall be stated in the Option Agreement.

 9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

    (c) Form of onsideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

         (i)  cash;


         (ii)   check;

         (iii)  promissory note;

         (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

         (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

         (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

         (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

         (viii) any combination of the foregoing methods of payment.

10.  Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his


Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares
covered by the unvested portion of the Option shall revert to the Plan.   If,
after termination, the Optionee does not exercise his Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no vent later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall imediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Transferability of Options. Unless determined otherwise by the Administrator to the contrary, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. The Administrator may, in the manner established by the Administrator, provide for the transfer, without payment of consideration, of an Option by the Optionee to any member of the Optionee's immediate family or to a trust or a partnership whose beneficiaries are members of the Optionee's immediate family. In such case, the Option shall be exercisable only by such transferee. Following such transfer, any such Option shall continue to be subject to the same terms and
conditions as were applicable immediately prior to the transfer.   For
purposes of this section, an Optionee's "immediate family" shall mean the Optionee's spouse, children and grandchildren.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the


Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.


     (d) Change in Control. In the event of a "Change in Control" of the Company, the term and conditions of Optionee's employment agreement, if any, shall govern the acceleration of vesting of Optionee's outstanding Options, if any. A "Change in Control" shall be deemed to have occurred if: (i) the Company sells or otherwise disposes of all or substantially all of its assets; (ii) there is a merger, consolidation or any other corporate reorganization of the Company with any other corporation or corporations or any other entity or person (or a related series of such transactions), provided that the stockholders of the Company, as a group, do not hold, immediately after such event, at least 50% of the voting power of the surviving or successor corporation; or (iii) any person or entity, including any "person" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner" (as defined in the Exchange Act) of Common Stock of the Company representing 40% or more of the combined voting power of the voting securities of the Company.

13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

15.  Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.


17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.













                               NOVELL, INC.
                    1997 NON-STATUTORY STOCK OPTION PLAN
                           STOCK OPTION AGREEMENT

  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

Optionee:  Name
           Address
           Address

  You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Granted

Total Exercise Price

Type of Option:             Non-statutory Stock Option

Term/Expiration Date:

Vesting Schedule:

  Subject to accelerated vesting as specified in Optionee's employment agreement with the Company (the "Employment Agreement") and in Section II.2 of this Option Agreement, this Option shall vest and become exercisable in accordance with the following schedule:

  20% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/60th of the Shares subject to the Option shall vest each month thereafter, so as to be 100% vested five years following the date of grant, conditioned upon Optionee remaining a Service Provider on such vesting dates.


  Termination Period:
  This Option may be exercised for sixty days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months in accordance with the applicable provisions of the Plan and this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

  1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

  2.  Exercise of Option.

      (a)  Right to Exercise.

           (i) Subject to subsections 2(a)(ii) and 2(a)(iii) below, this Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

           (ii) In the event of Optionee's death, Disability, Constructive Termination (as defined below) or termination by the Company other than for Cause (as defined below), Optionee shall have the right to exercise the Option as to Shares that would have vested within one year after the date of termination, if any, in addition to the Shares, if any, that have vested according to the Vesting Schedule set forth in the Notice of Grant.

           For purposes of this Section, "Constructive Termination" shall mean that the Optionee has terminated employment with the Company or its affiliated entities because, although the Company has not terminated the Optionee's employment involuntarily, either the Optionee's position, annual base salary or responsibilities have been significantly reduced. For purposes of this Section, a reduction of twenty percent (20%) or morein Optionee's annual base salary in effect immediately prior to such reduction will be deemed to be a significant reduction. A reduction in the Optionee's annual base salary that is part of an overall reduction in compensation also applied to other senior executives of the Company as a result of decreased business performance by the Company or one of its business units shall not constitute a Constructive Termination.

           For purposes of this section, "Cause" shall mean the occurrence of any of the following: (1) Optionee's continued violations of Optionee's obligations to perform the duties and responsibilities normally required of an individual holding Optionee's job title which are demonstrably willful or deliberate on Optionee's part after there has been delivered to Optionee a written demand for performance from the Company which describes the basis for the Company's belief that Optionee has not substantially performed his duties;

(2) Optionee's engaging in willful misconduct which is materially injurious to the Company or its affiliates; (3) Optionee's committing a felony, an act of fraud against or

the misappropriation of property belonging to the Company or its affiliates; or (4) Optionee's willful breaching, in any material respect, the terms of Optionee's employment agreement or any confidentiality or proprietary information agreement between Optionee and the Company.

           (iii) This Option may not be exercised for a fraction of a Share.

     (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Stockholders' Services Department. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

  3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

      (a)  cash; or

      (b)  check; or

      (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

      (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or
  4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

  5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.


  6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

      (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

  7. Entire Agreement; Governing Law. The Plan and the Employment Agreement are incorporated herein by reference. The Plan, Employment Agreement and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.
This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

  By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Employment Agreement and this Option Agreement. Optionee has reviewed the Plan, the Employment Agreement and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan, the Employment Agreement and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.
OPTIONEE:                             NOVELL, INC.


______________________________        __________________________________
Optionee Signature                    By


Address:

_____________________________________ Title_______________________________

_____________________________________


                                              Exhibit A of Exhibit 4.1

                   1997 NON-STATUTORY STOCK OPTION PLAN

                           EXERCISE NOTICE

Novell, Inc.
122 East 1700 South
Provo, Utah 84606

Attention:  Shareholder Services Department

1. Exercise of Option. Effective as of today,_______________,______, the undersigned ("Purchaser") hereby elects to purchase ________ shares (the "Shares") of the Common Stock of Novell, Inc. (the "Company") under and pursuant to the 1997 Non-Statutory Stock Option Plan (the "Plan") and the Stock Option Agreement dated _____________________ (the "Option Agreement") . The purchase price for the shares shall be $_________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the shares.

3. Representation of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in
Section 12 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by

the Company and Purchaser. This agreement is governed by the international substantive laws, but not the choice of law rules, of California.

Submitted by:                              Accepted by:

PURCHASER                                  NOVELL, INC.

____________________________               ____________________________
Optionee                                   By

                                           -----------------------------
                                           Title


                                           _____________________________
                                           Date Received

Address:                                    Address:


______________________________             122 East 1700 South
                                           Provo, Utah 84606
------------------------------


                                                         EXHIBIT 5.1
                    Wilson, Sonsini, Goodrich and Rosati
                            650 Page Mill Road
                     Palo Alto, California 94304-1050

                                          August 18, 1998

Novell, Inc.
122 East 1700 South
Provo, Utah 84606

Re:  Novell, Inc. 1997 Non-Statutory Stock Option Plan

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-8 to be filed by Novell, Inc. (the "Company") with the Securities and Exchange Commission on or about August 24, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 1,250,000 shares of the Company's Common Stock (the "Shares") reserved for issuance under the Novell, Inc. 1997 Non-Statutory Stock Option Plan (the "Plan"). We have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares.

  It is our opinion that, the Shares, when issued and sold in the manner referred to in the Plan and the agreements that accompany the Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                Very truly yours,

                WILSON, SONSINI, GOODRICH & ROSATI
                Professional Corporation

                /S/WILSON, SONSINI, GOODRICH & ROSATI, P.C.










                                                        EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Non-Statutory Stock Option Plan of Novell, Inc. of our report dated November 24, 1997, with (Form 10-K) for the year ended October 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          /S/ERNST & YOUNG LLP

                                          ERNST & YOUNG

San Jose, California
August 18, 1998
